Exhibit (a)(1)(E)

U.S. OFFER TO PURCHASE FOR CASH

All Outstanding Common Shares and

All Outstanding American Depositary Shares, each representing two Common Shares,

of

Calliditas Therapeutics AB

at

SEK 208 per Common Share or SEK 416 per ADS

by

Asahi Kasei Corporation

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M., EASTERN TIME, ON AUGUST 30, 2024 (THE “EXPIRATION TIME”), UNLESS THE U.S. OFFER IS EXTENDED OR EARLIER TERMINATED.

July 18, 2024

To Our Clients:

Enclosed for your consideration is an offer to purchase, dated July 18, 2024 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) corresponding to the offer by Asahi Kasei Corporation, a Japanese corporation (“Buyer”) to purchase (the “U.S. Offer”):

(i)    all of the outstanding common shares, quota value SEK 0.04 per share (the “Shares”), held by U.S. Persons, and

(ii)    all of the outstanding American Depositary Shares, each representing one Share (the “ADSs” and, together with the Shares, the “Offer Securities”), whether or not held by U.S. Persons of Calliditas Therapeutics AB, a company incorporated under the laws of Sweden (“Calliditas” or the “Company”), at a purchase price of (i) SEK 208 per Share (the “U.S. Share Consideration”), paid in Swedish Krona, and (ii) SEK 416 per ADS, as applicable, paid in U.S. Dollars based on the U.S. Dollar (USD)/Swedish krona (SEK) exchange rate published by Sveriges Riksbank (Sweden’s central bank) on the business day before the date Buyer makes the U.S. Offer Consideration available to the ADS Tender Agent for settlement of the ADSs tendered in the U.S. Offer (the “ADS Consideration” and, together with the U.S. Share Consideration, “U.S. Offer Consideration”), in each case, without interest and subject to any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Acceptance Form for Shares or ADS Letter of Transmittal, as applicable, accompanying the Offer to Purchase. The U.S. Offer is being made in conjunction with an offer by Buyer in Sweden directed to holders of Shares, but not holders of ADSs (the “Swedish Offer,” and together with the U.S. Offer, the “Offers”). ADSs (whether or not held by U.S. Persons) may only be tendered in the U.S. Offer.

No fraction of a Share or ADS will be purchased from any holder and all payments to tendering holders of Shares and ADSs pursuant to the Offer to Purchase will be rounded to the nearest whole cent.

We (or our nominees) are the holder of record of ADSs held by us for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions. Please provide instructions with sufficient time to permit us or our nominees to tender your ADSs by the Expiration Time.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related the ADS Letter of Transmittal.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO TENDER YOUR ADSs ON YOUR BEHALF BEFORE THE EXPIRATION TIME.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M., NEW YORK TIME, ON AUGUST 30, 2024, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

Your attention is directed to the following:

1.    The U.S. Offer commenced on July 18, 2024 and will expire at 6:00 p.m., New York time, on August 30, 2024, unless the Offer Period is extended or earlier terminated.

2.    The U.S. Offer is open to all holders of ADSs, wherever located, and does not extend to Shares or ADSs that Buyer or their affiliates may, in the future, hold, or to Shares or ADSs held in treasury by Calliditas or its affiliates.

3.    The U.S. Offer is subject to the satisfaction or waiver of various conditions described in Section 16—“Conditions to the Offers” in the Offer to Purchase.

4.    Buyer will not pay any fees or commissions to any broker or dealer or to any other person (other than certain parties described in the Offer to Purchase; see Section 18—“Fees and Expenses” in the Offer to Purchase) in connection with the solicitation of tenders of Offer Securities pursuant to the Offers. Brokers, dealers, commercial banks, trust companies and other nominees will, upon request, be reimbursed by Buyer for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.

5.    If required by U.S. federal income tax laws, Computershare Trust Company, N.A., Computershare Inc. (the “ADS Tender Agent”) generally will be required to backup withhold at the applicable backup withholding rate from any payments made to certain U.S. holders of ADSs pursuant to the Offer (see Section 5—“Material U.S. Federal Income Tax Considerations for U.S. Holders of Offer Securities—Information Reporting and Backup Withholding” in the Offer to Purchase).

6.    A tender of the ADSs held by us (or our nominee(s)) for your account may only be made by us, as the holder of record of the ADSs, pursuant to your instructions. If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time. An envelope in which to return your instructions to us is enclosed for your convenience.

7.    Under no circumstances will Buyer pay interest on the consideration paid for ADSs pursuant to the U.S. Offer, regardless of any delay in making such payment.

THE MATERIALS RELATING TO THE OFFERS ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE ADSs HELD BY US (OR OUR NOMINEE(S)) FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.

IF YOU WISH TO TENDER SUCH ADSs IN THE U.S. OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.

The Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs in any jurisdiction in which the making of the Offers or acceptance thereof would not be in compliance with the laws of such jurisdiction.

If you are a U.S. Person and hold Shares, for information about tendering your Shares please contact your financial institution through which your Shares are held or Georgeson LLC, as information agent (the “Information Agent”) for the U.S. Offer, at (866) 643-4514 (U.S. toll-free) and (781) 896-3845 (outside U.S. & Canada).

Payment for ADSs accepted for payment pursuant to the U.S. Offer will be made only after timely receipt of the required documents by the ADS Depositary in accordance with the procedures described in Section 3—“Procedures for Accepting the U.S. Offer and Tendering Offer Securities” of the Offer to Purchase.

You may request additional information or copies of the Offer to Purchase, Acceptance Form for Shares, and ADS Letter of Transmittal from the Information Agent at its address and telephone number set forth below.

The Information Agent for the Offer is:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

ADS holders, Shareholders, Banks and Brokers

Call Toll Free:

(866) 643-4514

Outside U.S. & Canada:

(781) 896-3845

INSTRUCTION FORM WITH RESPECT TO

U.S. OFFER TO PURCHASE FOR CASH

All Outstanding Common Shares and

All Outstanding American Depositary Shares, each representing two Common Shares,

of

Calliditas Therapeutics AB

at

SEK 208 per Common Share or SEK 416 per ADS

by

Asahi Kasei Corporation

PURSUANT TO THE OFFER TO PURCHASE

DATED JULY 18, 2024

The undersigned hereby instruct(s) you to tender the number of ADSs indicated below (and if no number is indicated, all ADSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the Offer to Purchase and in the ADS Letter of Transmittal.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein related to the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs, will be determined by Buyer, in its sole discretion and that Buyer reserves the absolute right to waive any defect or irregularity in any tender of ADSs by any holder, whether or not similar defects or irregularities are waived in the case of other holders of ADSs.

Number of U.S. Shares to be Tendered:	SIGN HERE
__________________________U.S. Shares*
Number of ADSs to be Tendered:
__________________________ADSs*

Signature(s)
Account Number:

Name(s)
Dated

Address(es)

* Unless otherwise indicated, it will be assumed that all Offer Securities held for the undersigned’s account are to be tendered.	Area Code and Telephone Number

Taxpayer Identification or Social Security Number